Exhibit 10.24

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and entered into this          day of November, 2003, by and among THE ROWE COMPANIES, a Nevada corporation (“Rowe Companies”), ROWE DIVERSIFIED, INC., a Delaware corporation (“Diversified”), ROWE FURNITURE WOOD PRODUCTS, INC., a California corporation (“Rowe Wood”), ROWE PROPERTIES, INC., a California corporation (“Rowe Properties”), STOREHOUSE, INC., a Georgia corporation (“Storehouse”), and ROWE FURNITURE, INC., a Virginia corporation (“Rowe Furniture”: Rowe Companies, Diversified, Rowe Properties, Storehouse, Rowe Wood and Rowe Furniture are sometimes hereinafter referred to collectively as “Borrowers” and individually as a “Borrower”), the various financial institutions (collectively, “Lenders”) named in the Loan Agreement (as defined below), and FLEET CAPITAL CORPORATION, a Rhode Island corporation, in its capacity as collateral and administrative agent for itself and Lenders (together with its successors in such capacity, “Agent”).

Recitals:

Agent, Lenders and Borrowers are parties to a certain Loan and Security Agreement dated May 15, 2002, as amended by that certain letter amendment dated as of June 17, 2002, a certain Second Amendment to Loan and Security Agreement dated October 10, 2002, a Third Amendment to Loan and Security Agreement dated February 28, 2003 and a Fourth Amendment to Loan and Security Agreement dated April 2, 2003 (as so amended, the “Loan Agreement”), pursuant to which Agent and Lenders have made certain revolving credit and term loans and other financial accommodations to Borrowers.

Home Elements, Inc., a Virginia corporation and one of the original “Borrowers” under the Loan Agreement, merged into Storehouse, Inc. on May 31, 2002.

Effective April 2, 2003, Rowe Companies sold all of the stock of Mitchell Gold Co., a North Carolina corporation and one of the original “Borrowers” under the Loan Agreement.

The Parties desire to amend the Loan Agreement as hereinafter set forth.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

2. Amendment to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a) By deleting Section 9.2.9 of the Loan Agreement in its entirety and by substituting the following new Section 9.2.9. in lieu thereof:

Capital Expenditures: Make Capital Expenditures (including expenditures by way of capitalized leases but excluding (i) the effect of any Sun Trust Lease Adjustment and (ii) amounts expensed to repair or restore damaged or destroyed Equipment or Real Estate, to the extent of insurance or condemnation proceeds received for application (and actually applied for such purpose pursuant to Section 7.1.2(ii) hereof)) which in the aggregate, as to all Borrowers and their Subsidiaries, exceed $4,000,000 during Borrowers’ 2002 Fiscal Year, $4,500,000 during Borrowers’ 2003 Fiscal Year, $6,000,000 during Borrowers’ 2004 Fiscal Year or $7,000,000 during any Fiscal Year of Borrowers thereafter.

(b) By deleting Section 9.3.1 of the Loan Agreement in its entirety and by substituting the following new Section 9.3.1 in lieu thereof:

9.3.1 Consolidated Fixed Charge Coverage Ratio. Maintain a Consolidated Fixed Charge Coverage Ratio of not less than the ratio shown below for the period corresponding thereto:

Period	Ratio
The 3 Reporting Periods ending June 2, 2002	.40 to 1.0

The 4 Reporting Periods ending June 30, 2002	.50 to 1.0

The 5 Reporting Periods ending August 4, 2002	.60 to 1.0

The 6 Reporting Periods ending September 1, 2002	.70 to 1.0

The 7 Reporting Periods ending October 6, 2002	.90 to 1.0

The 8 Reporting Periods ending November 3, 2002	1.0 to 1.0

The 9 Reporting Periods ending December 1, 2002	1.1 to 1.0

The 10 Reporting Periods ending January 5, 2003	1.1 to 1.0

The 11 Reporting Periods ending February 2, 2003	1.1 to 1.0

The 12 Reporting Periods ending March 2, 2003	1.1 to 1.0

The 12 Reporting Periods ending on the last day of each Reporting Period after March 2, 2003 through and including the Reporting Period ending on or about October 31, 2003	1.1 to 1.0

The 12 Reporting Periods ending on or about November 30, 2003	.75 to 1.0

The 12 Reporting Periods ending on or about February 29, 2004	1.0 to 1.0

The 12 Reporting Periods ending on or about May 31, 2004	1.0 to 1.0

The 12 Reporting Periods ending on or about August 31, 2004	1.05 to 1.0

The 12 Reporting Periods ending on or about November 30, 2004 and ending on the last day of each Fiscal Quarter thereafter	1.1 to 1.0

(c ) By deleting Section 9.3.2 of the Loan Agreement in its entirety and by substituting the following new Section 9.3.2 in lieu thereof:

9.3.2 Minimum Consolidated Adjusted Tangible Net Worth. At all times and from the Fiscal Year ending on or about November 30, 2003, maintain as of the last day of each Fiscal Quarter thereafter a Consolidated Adjusted Tangible Net Worth of not less than an amount equal to $30,000,000 plus an amount equal to 50% of Net Income during each such Fiscal Quarter, but no reduction in the foregoing amount shall be made if Net Income in any Fiscal Quarter is a negative number.

(d) By deleting Section 9.3.3 of the Loan Agreement in its entirety and by substituting the following new Section 9.3.3 in lieu thereof:

9.33 Consolidated Leveraged Ratio. Maintain a Consolidated Leverage Ratio of not less than the ratio set forth below for the period corresponding thereto:

Period	Ratio
The 4 Fiscal Quarters ending June 2, 2002	9.0 to 1.0

The 4 Fiscal Quarters ending September 1, 2002	8.5 to 1.0

The 4 Fiscal Quarters ending December 1, 2002	6.5 to 1.0

The 4 Fiscal Quarters ending March 2, 2003	5.5 to 1.0

The 4 Fiscal Quarters ending June 1, 2003	5.0 to 1.0

The 4 Fiscal Quarters ending August 31, 2003	4.5 to 1.0

The 4 Fiscal Quarters ending November 30, 2003	4.0 to 1.0

The 4 Fiscal Quarters ending on or about February 29, 2004	4.0 to 1.0

The 4 Fiscal Quarters ending on or about May 31, 2004	3.75 to 1.0

The 4 Fiscal Quarters ending on or about August 31, 2004 and ending on the last day of each Fiscal Quarter thereafter	3.5 to 1.0

3. Ratification and Reaffirmation. Each Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Borrower’s covenants, duties, indebtedness and liabilities under the Loan Documents.

4. Acknowledgements and Stipulations. Each Borrower acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower); the security interests and liens granted by such Borrower in favor of Agent are duly perfected, first priority security interests and liens (except as otherwise explicitly provided in the Loan Agreement); and the unpaid principal amount of the Loans on and as of November 24, 2003 totaled $15,269,909,86.

5. Representations and Warranties. Each Borrower represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrower and all of the representations and warranties made by such Borrower in the Loan Agreement are true and correct on and as of the date hereof.

6. Reference to Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

7. Breach of Amendment. This Amendment shall be part of the Loan Agreement and a breach of any representation. Warranty or covenant herein shall constitute an Event of Default.

8. Expenses of Agent and Lenders. Borrowers jointly and severally agree to pay on demand, all costs and expenses incurred by Agent and Lenders in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent’s and Lenders’ legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

9. Effectiveness; Governing Law. This Amendment shall be effective upon acceptance by Agent and Lenders (notice of which acceptance each Borrower hereby waives), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia.

10. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11. No Novation, etc. Except as otherwise expressly provided in this Amendment nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This

Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

12. Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

13. Further Assurances. Each Borrower agrees to take such further actions as Agent or Lenders shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

14. Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

15. Waiver of Jury Trial. To the fullest extent permitted by Applicable Law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

[Signatures commence on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

BORROWERS:

THE ROWE COMPANIES
ATTEST:	(“Borrower”)

By:
Garry W. Angle, Assistant Secretary	Gerald M. Birnbach,
[CORPORATE SEAL]	Chairman of the Board and President

ROWE DIVERSIFIED, INC.
ATTEST:	(“Borrower”)

By:
Debbie Jacks, Secretary	Gerald M. Birnbach,
[CORPORATE SEAL]	Chairman of the Board and President

ROWE FURNITURE WOOD PRODUCTS, INC.
ATTEST:	(“Borrower”)

By:
Garry W. Angle, Assistant Secretary	Gerald M. Birnbach,
[CORPORATE SEAL]	Chairman of the Board and President

ROWE PROPERTIES, INC.
ATTEST:	(“Borrower”)

By:
Garry W. Angle, Assistant Secretary	Gerald M. Birnbach,
[CORPORATE SEAL]	Chairman of the Board and President

[Signatures continued on following page]

STOREHOUSE, INC.
ATTEST:	(“Borrower”)

By:
Garry W. Angle, Assistant Secretary	Gerald M. Birnbach,
[CORPORATE SEAL]	Chairman of the Board

ROWE FURNITURE, INC.
ATTEST:	(“Borrower”)

By:
Garry W. Angle, Assistant Secretary	Gerald M. Birnbach,
[CORPORATE SEAL]	Chairman of the Board

LENDERS:

FLEET CAPITAL CORPORATION
(“Lender”)

By:

Title:

THE CIT GROUP/COMMERCIAL SERVICES, INC.
(“Lender”)

By:

Title:

AGENT

FLEET CAPITAL CORPORATION, as Agent
(“Agent”)

By:

Title: